UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 21, 2015

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35651	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On May 21, 2015, The Bank of New York Mellon Corporation (“BNY Mellon”) reached a settlement in principle on a previously disclosed pending foreign exchange-related putative class action lawsuit asserting securities law violations. Under the terms of the settlement, BNY Mellon will make a payment of $180 million, resulting in a pre-tax charge of $50 million in the second quarter of 2015, and will receive a full and complete release of all foreign exchange-related securities law claims brought against it or its affiliates by members of the alleged class. This settlement effectively resolves virtually all of the currently pending foreign exchange-related actions, with the exception of several lawsuits brought by individual customers. The settlement is subject to court approval.

The information presented in this Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, court approval. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended December 31, 2014 and its other filings with the Securities and Exchange Commission. All statements in this Current Report on Form 8-K speak only as the date of this filing and BNY Mellon undertakes no obligation to update the information to reflect events or circumstances that arise after that date or reflect the occurrence of unanticipated events, except as required by federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: May 21, 2015	By:	/s/ Craig T. Beazer
	Name:	Craig T. Beazer
	Title:	Secretary

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